Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT
by and among
EURONAV N.V.
and
THE SHAREHOLDERS NAMED HEREIN
dated as of
  January 28, 2015

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this "Agreement"), dated as of January 28, 2015, is entered into by and among EURONAV N.V., a Belgian corporation (the "Company"), and the shareholders set forth on the signature page of this Agreement (together with their successors and Permitted Transferees who become a party to this Agreement pursuant to Section 3.03, the "Shareholders" and each, a "Shareholder").
RECITALS
WHEREAS, the Company intends to list its Ordinary Shares on the New York Stock Exchange in connection with a proposed initial public offering of its Ordinary Shares in the United States;
WHEREAS, the Reference A Shareholders (as defined below) beneficially own 19,003,509 of the Company's issued and outstanding Ordinary Shares (as defined below), and Reference B Shareholders (as defined below) beneficially own 15,135,039 of the Company's issued and outstanding Ordinary Shares, in each case before giving effect to the proposed initial public offering; and
WHEREAS, the Parties desire to establish the Shareholders' right and the Company's obligation to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below).
NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows.
ARTICLE I
 Definitions
Section 1.01  Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.01:
"Affiliate"  means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling' and "controlled" shall have correlative meanings.
"Agreement" has the meaning set forth in the Preamble.

"Applicable Law" means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.
"Board" means the Board of Directors of the Company.
"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, State of New York, or the City of Antwerp, Belgium, are authorized or required to close.
"Demand Registration" has the meaning set forth in Section 2.01.
"Capital Stock" means any preferred shares, the Ordinary Shares and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.
"Claims" has the meaning set forth in Section 2.06(a).
"Commission" shall mean the U.S. Securities and Exchange Commission.
"Company" has the meaning set forth in the Preamble.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.
"Fiscal Year" means the twelve (12) month period ending December 31.
"Fully Diluted Basis" means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.
"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

"Hedging Transactions" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.
"Initial Public Offering" means the first to occur of the initial sale of Ordinary Shares of the Company in a U.S. public offering, by the Company in an underwritten public offering led by a U.S. nationally recognized underwriting firm and/or, if agreed by the Company and the Shareholders, by a shareholder of the Company pursuant to an effective registration statement under the Securities Act.
"Inspector" has the meaning set forth in Section 2.04(a).
"Listing" means the listing of the Ordinary Shares on the NYSE or Nasdaq other than in connection with an Initial Public Offering, if agreed by the Company and the Shareholders.
"Lock-Up Period" has the meaning set forth in Section 2.03.
"Long-Form Registration" has the meaning set forth in Section 2.01(a).
"Ordinary Share" means, the ordinary shares of the Company, no par value, and any other class of common stock of the Company and any securities issued in respect thereof, or in substitution therefore, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.
"Ordinary Share Equivalent" means any option to purchase any Ordinary Shares or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Ordinary Shares, and any option, warrant or other right to subscribe for, purchase or acquire Ordinary Shares or Ordinary Share Equivalents (disregarding any restrictions or limitations on the exercise of such rights).
"Ownership Ratio" means the relative percentage of Ordinary Shares owned by a Shareholder to the total number of Ordinary Shares outstanding, all on a Fully-Diluted Basis.
"Permitted Transferee" means, in respect of a Reference A Shareholder, a Reference A Shareholder Permitted Transferee, and, in respect of a Reference B Shareholder, a Reference B Shareholder Permitted Transferee.
"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
"Piggyback Registration" has the meaning set forth in Section 2.02(a).

"Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
"Records" shall have the meaning set forth in Section 2.04(a).
"Reference A Shareholder Permitted Transferee" means (a) any individual who is a beneficial owner of shares of a Reference A Shareholder as of the date of this Agreement; (b) any Person, directly or indirectly (including through one or more intermediaries), controlled by such individual in (a); and (c) subject to the approval of the Company, such additional Persons to be identified by the Reference A Shareholders by written notice to the Company.
 "Reference A Shareholders" means, collectively, each of Peter G. Livanos, Tanklog Holdings Ltd., Ceres Investments Partners Ltd. and Chiara Holdings, and any Permitted Transferees of them who become a party to this Agreement pursuant to Section 3.03.
"Reference B Shareholder Permitted Transferee" means (a) any individual who is a beneficial owner of shares of a Reference B Shareholder as of the date of this Agreement; (b) any Person, directly or indirectly (including through one or more intermediaries), controlled by such individual in (a); and (c) any child (including adoptive relationships) of such individual in (a).
"Reference B Shareholders" means, collectively, each of Marc Saverys and Saverco NV, and any Permitted Transferees of them who become a party to this Agreement pursuant to Section 3.03.
"Reference Shareholder" means the Reference A Shareholders or the Reference B Shareholders, as applicable, and "Reference Shareholders" means them both.
"Registrable Securities" means (a) any Ordinary Shares held by a Shareholder or issuable upon conversion, exercise or exchange of Shares owned by a Shareholder at any time, and (b) any Ordinary Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities could be freely resold in a single transaction in the U.S. public market without registration (or reliance on Rule 144 under the Securities Act) pursuant to Section 4(a)(1) of the Securities Act together with all other Registrable Securities of such Shareholder at such time; (iv) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (v) such securities shall have ceased to be outstanding.

"Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.
"Selected Courts" has the meaning set forth in Section 3.06(b).
"Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of one U.S. counsel and one local counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 2.
"Shareholder" has the meaning set forth in the Preamble.
"Shares" means (a) the Ordinary Shares; (b) preferred stock; and (c) any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Shareholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.
"Short-Form Registration" has the meaning set forth in Section 2.01(a).
"Stock Equivalents" means any option to purchase any Capital Stock or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant or other right to subscribe for, purchase or acquire Shares or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).
"Valid Business Reason" has the meaning set forth in Section 2.01(c).

ARTICLE II
 Registration Rights
Section 2.01  Demand Registration Right.
(a)            At any time and from time to time, commencing upon the expiration of the Lock Up Period, and ending twelve (12) calendar months from the date on which the Ordinary Shares have been registered under the Exchange Act, each of the Reference A Shareholders and the Reference B Shareholders (or, in either case, one or more members thereof acting together) may request registration under the Securities Act of all or any portion of the Registrable Securities representing in the aggregate not less than ten percent (10%) of the issued and outstanding Ordinary Shares beneficially owned by the Reference A Shareholders taken as a whole or the Reference B Shareholders taken as a whole, as applicable, on Form F-1 or S-1 or any successor form thereto (each a "Long-Form Registration"); provided, however, that a Long-Form Registration may be requested for Registrable Securities representing in the aggregate less than ten percent (10%) of the issued and outstanding Ordinary Shares held by such Reference Shareholder taken as a whole, if the request consists of all remaining Registrable Securities held by that Reference Shareholder as a group.  During the first twelve (12) calendar months from the date on which the Ordinary Shares have been registered under the Exchange Act, each of the Reference A Shareholders as a group and the Reference B Shareholders as a group may make only one demand for a Long-Form Registration under this Agreement; provided, that a Registration Statement shall not count as a registration requested under this Section 2.01(a) unless and until it has become effective.  The request for the Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered.  Upon receipt of such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have twenty (20) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration.  The Company shall cause a Registration Statement on Form F-1 or S-1 (or any successor form) to be filed with the Commission within sixty (60) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.
(b)            After the Initial Public Offering or the Listing, and commencing twelve (12) calendar months after the Ordinary Shares have been registered under the Exchange Act, the Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3 or S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3 or S-3, each of the Reference A Shareholders and the Reference B Shareholders (or, in either case, one or more members thereof acting together) shall have the right to request an unlimited number of registrations, each of all or any portion of the Registrable Securities in the aggregate not less than ten percent (10%) of the issued and outstanding Ordinary Shares beneficially owned by the Reference A Shareholders taken as a whole or the Reference B Shareholders taken as a whole, as applicable, on Form F-3 or S-3 or any similar short-

form registration (each a "Short-Form Registration" and, together with each Long-Form Registration, a "Demand Registration"); provided, however, that a Short-Form Registration may be requested for Registrable Securities representing in the aggregate less than ten percent (10%) of the issued and outstanding Ordinary Shares held by such Reference Shareholder taken as a whole, if the request consists of all remaining Registrable Securities held by that Reference Shareholder as a group.  After the Initial Public Offering or the Listing, and commencing twelve (12) calendar months after the Ordinary Shares have been registered under the Exchange Act, if, at any time, the Company shall not qualify or remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3 or S-3 or any successor form thereto, each of the Reference A Shareholders as a group and the Reference B Shareholders as a group shall have the right to request one (1) Long-Form Registration during each twelve (12) calendar month period during which such lack of qualification shall continue, with the initial such period commencing on the date on which the Company shall not qualify or remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3 or S-3 or any successor form thereto; provided, that a Registration Statement shall not count as such a registration requested unless and until it has become effective. Each Demand Registration request shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form F-3 or S-3 (or any successor form) to be filed with the Commission within sixty (60) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.  If requested as a Short-Form Registration by the Reference A Shareholders or the Reference B Shareholders (or one or more members thereof acting together), the Company shall file a shelf Registration Statement under Rule 415 covering the sale of Registrable Securities from time to time in one or more transactions to be described in a Prospectus supplement.  In such event, once the shelf Registration Statement is effective, the Company shall, upon demand, prepare and timely file Prospectus supplements requested by the holders of Registrable Securities participating in such registration, necessary for all such sales to proceed; provided that the provisions set out in Sections 2.01(c) (other than the first sentence), (d), (e) and (f), shall apply to any demand for a Prospectus supplement under this section.
(c)            The Company shall not be obligated to effect any Demand Registration within sixty (60) days after the effective date of a previous Demand Registration or a previous Piggyback Registration (as defined below) in which holders of Registrable Securities were permitted to register, and actually sold, at least fifty percent (50%) of the Registrable Securities requested to be included therein. The Company may postpone for up to thirty (30) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company's Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a material acquisition, corporate organization or other similar transaction involving the Company (a "Valid

Business Reason"); (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder no more than 90 days, in the aggregate, in any period of 365 consecutive days, and the Company shall give notice to Shareholders of its determination to postpone a Registration Statement. If the Company shall give any notice of postponement of any Registration Statement pursuant to this Section 2.01, the Company shall not, during the period of postponement, register any equity security of the Company, other than pursuant to a Registration Statement on Form F-4 or Form S-8 (or otherwise in connection with any employee benefits plan).  If the Company shall give any notice of postponement of a Registration Statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the notice notifying the Shareholders of the postponement), use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the postponed Registration Statement in accordance with this Section 2.01 (unless the holders of a majority of the Registrable Securities initiating such Demand Registration shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).
(d)            If the holders of a majority of the Registrable Securities included in a Demand Registration elect to distribute the Registrable Securities covered by their request through an underwriter or broker or dealer, they shall so advise the Company.  The holders of a majority of the Registrable Securities included in such Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters or broker or dealer in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.
(e)            If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of Ordinary Shares proposed to be included in the Demand Registration, including all Registrable Securities and all other Ordinary Shares proposed to be included in such underwritten offering, exceeds the number of Ordinary Shares which can be sold in such underwritten offering and/or the number of Ordinary Shares proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of Ordinary Shares that the holders of Registrable Securities propose to sell, and (ii) second, the number of Ordinary Shares proposed to be included therein by any other Persons (including Ordinary Shares to be sold for the account of the Company and/or other holders of Ordinary Shares) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder or in such other manner as they may agree.
(f)            The Company shall be obligated to cooperate with the Shareholders and provide its officers for (i) two multi-day marketed roadshows and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities) for each of the Reference A Shareholders as a group and the Reference B Shareholders as a group during any 365-day period, with the initial period commencing on the date on which the Ordinary Shares have been registered under the Exchange Act, and (ii) a reasonable number of marketing calls for each one-day or overnight offering (including block trades) by each of the Reference A Shareholders and the Reference B Shareholders, including any bank-executed sales in connection with a Hedging Transaction by either Reference Shareholder.  To the extent one Reference Shareholder has made a demand for a Demand Registration including a multi-day marketed roadshow, and the other Reference Shareholder joins in that demand pursuant to Section 2.01(b), including for such multi-day marketed roadshow, such roadshow shall count as one of the two multi-day marketed roadshows to which each Reference Shareholder as a group is entitled pursuant to this Section 2.01(f) during the applicable 365-day period, with the initial period commencing on the date on which the Ordinary Shares have been registered under the Exchange Act.  In the event one or more Reference Shareholders join in such a demand including a multi-day marketed roadshow, each shall be entitled to have their Ordinary Shares registered and marketed in accordance with their relative Ownership Ratios.
Section 2.02  Piggyback Registration.
(a)            Whenever the Company proposes to register any of its Ordinary Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or in connection with the registration of shares to be issued as consideration in a business combination or share exchange, or a registration statement on Forms F-4, S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more other shareholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the Shareholders of its intention to effect such a registration and, subject to Section 2.02(b) shall include in such registration all Registrable Securities held by the Shareholders with respect to which the Company has received written requests for inclusion from any Shareholder within fifteen (15) days after the Company's notice has been given; provided that the Company may limit the number of Registrable Securities of a selling Shareholder under any or all Piggyback Registrations to the Ownership Ratio; and further provided that the Company, if requested by a demanding Shareholder, may in its sole discretion, include more than such Shareholder's Ownership Ratio.  The Company may postpone or withdraw the filing or the effectiveness of any Piggyback Registration at any time in its sole discretion, upon written notice to the Shareholders, without prejudice, however, to the right of a Shareholder to immediately request that such registration be effected as a Demand Registration.  A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.01 of this Agreement.
(b)            If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Ordinary Shares proposed to be included in such registration, including all Registrable Securities and all other Ordinary Shares proposed to be included in such underwritten offering, exceeds the number of Ordinary Shares which can be sold in such offering and/or that the number of Ordinary Shares proposed to be included in any such registration would adversely affect the price per share of the Ordinary Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Ordinary Shares that the Company proposes to sell, (ii) second, the number of Ordinary Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among all such Shareholders on the basis of the number of Registrable Securities owned by each such Shareholder or in such manner as they may otherwise agree; and (iii) third, the number of Ordinary Shares requested to be included therein by holders of Ordinary Shares (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.
(c)            If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Ordinary Shares other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Ordinary Shares proposed to be included in such registration, including all Registrable Securities and all other Ordinary Shares proposed to be included in such underwritten offering, exceeds the number of Ordinary Shares which can be sold in such offering and/or that the number of Ordinary Shares proposed to be included in any such registration would adversely affect the price per Common Share to be sold in such offering, the Company shall include in such registration (i) first, the number of Ordinary Shares requested to be included therein by the Shareholder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such Shareholders on the basis of the number of Ordinary Shares (on a Fully Diluted Basis) and the number of Registrable Securities, as applicable, owned by all such Shareholders or in such manner as they may otherwise agree; and (ii) second, the number of Ordinary Shares requested to be included therein by other holders of Ordinary Shares, allocated among such holders in such manner as they may agree.
(d)            If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, however, that the holders of a majority of the Registrable Securities included in the registration may select an investment banking firm to act as the co-managing underwriter in connection with such offering.

Section 2.03  Lock-Up Agreement.  Each holder of Registrable Securities participating in such registration agrees that in connection with an Initial Public Offering and upon the request of the managing underwriter, if any, of any registration effected pursuant to Section 2.02, it shall not, without the prior written consent of such managing underwriter and subject to customary exceptions, during a period beginning on seven (7) days prior to the effectiveness of such Registration Statement and ending on ninety (90) days after the effectiveness of such Registration Statement (the "Lock-Up Period"), offer, sell, pledge, offer to sell, contract to sell (including any short sale), grant any option to purchase, enter into any derivative transaction which would have the same effect as a sale or otherwise dispose of, or make any public announcement of the intention to take any of the foregoing actions with respect to: (i) any Ordinary Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, (ii) any Ordinary Shares which may be issued upon exercise of a stock option or warrant or upon conversion of a convertible security, and (iii) any other security convertible into or exchangeable for Ordinary Shares (including any of the Company's convertible preferred equity securities and convertible notes), or enter into any Hedging Transaction relating to the Ordinary Shares.  In this connection, notwithstanding the previous sentence, it shall be a condition of this Agreement that each Shareholder sign a lock-up in favor of the representative of the underwriters prescribing a Lock-Up Period of not longer than 90 days at the time and in the form agreed by between the Company and such representative.
Section 2.04  Registration Procedures.
(a)            If and whenever any of the Reference A Shareholders or Reference B Shareholders (or, in either case, one or more members thereof acting together) request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:
(i)            subject to Section 2.01(a) and Section 2.01(b), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, which form shall be selected by the Company and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective;
(ii)            prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)            within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to (x) each Shareholder, (y) to one U.S. counsel and one local counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration), and (z) to each underwriter, if any, of the securities to be covered by the relevant Registration Statement, copies of such documents proposed to be filed with the Commission, and other documents as such Shareholders, counsel or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, which documents shall be subject to the review of such counsel;
(iv)            notify such selling Shareholders and each managing underwriter, if any, promptly after the Company receives notice thereof, of the time when (a) when the relevant Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to such Registration Statement or any free writing prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (b) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (c) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects;
(v)            furnish, without charge, to such selling Shareholders such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such selling Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities;
(vi)            use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as such selling Shareholders or any managing underwriter, if any, reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Shareholders or underwriters, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 2.04(a)(vi);

(vii)            notify such Shareholders and each managing underwriter, if any, at any time when a Prospectus relating thereto is required to be delivered, but in any event promptly after the Company becomes aware of the existence of any fact as a result of which the Prospectus included in such Registration Statement, any free writing prospectus or the information conveyed to any purchase at the time of sale to such purchaser, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, or any supplement or amendment is required to comply with law, and promptly prepare and file with the Commission and furnish to each Shareholder and each managing underwriter, if any, a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading or comply with law;
(viii)            make available for inspection by such Shareholders, any underwriter participating in any disposition pursuant to such Registration Statement and one attorney, accountant or other agent retained by such selling Shareholders or any underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and customary in such a transaction;
(ix)            provide a transfer agent and registrar (which may be the same entity) and obtain a CUSIP number or ISIN number for all such Registrable Securities not later than the effective date of such registration;
(x)            use its reasonable best efforts to cause such Registrable Securities to be listed on each U.S. national securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed, on the NYSE or Nasdaq;
(xi)            in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as such selling Shareholders or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, making any necessary filings and taking any actions necessary to comply with the requirements of the Financial Industry Regulatory Authority, Inc.
(xii)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K, or Forms 20-F or 6-K, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(xiii)            furnish to such selling Shareholders and each underwriter, if any, with (i) a legal opinion of the Company's outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company's counsel to underwriters in underwritten public offerings; and (ii) "comfort" letters signed by the Company's independent certified public accountants in form and substance as is customarily given in accountants' letters to underwriters in underwritten public offerings;
(xiv)            without limiting Section 2.04(a)(vi) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(xv)            notify such selling Shareholders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
(xvi)            advise such selling Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(xvii)            to the extent deemed to be an underwriter or a controlling person of the Company, permit such selling Shareholders to provide comments on such Registration Statement and to request the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Shareholder and one counsel for all such selling Shareholders should be included;
(xviii)            take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use reasonable efforts to take such action as is necessary to make any such prohibition inapplicable;
(xix)            take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.01 or Section 2.02 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xx)            otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
(b)            Expenses.  All expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and "blue sky" laws, printing expenses, fees and expenses of the Company's counsel and accountants, and reasonable fees and expenses of one United States counsel and one local counsel for the holders of Registrable Securities participating in such registration as a group (both such counsels to be selected by the holders of a majority of the Registrable Securities included in the registration) shall be paid by the Company in connection with any Demand Registration or Piggyback Registration, provided, that, if local counsel to the Company advises that it may act both for the Company and the applicable Shareholders, then such Shareholders shall also retain such local counsel at the Company's request.  All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Shareholder.
Section 2.05  No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any holder of Registrable Securities to sell any Registrable Securities pursuant to any effective Registration Statement.
Section 2.06  Indemnification.
(a)            The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, selling group member or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities, joint or several, expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) and actions or proceedings (whether commenced or threatened) to which any of the foregoing Persons may become subject under the Securities Act or otherwise (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act), or any amendment thereof or supplement thereto, any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a "road show") or otherwise included in a pricing disclosure package, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Claims, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein.
(b)            In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.06, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)            Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Section 2.06, such indemnified party shall, if a Claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (which shall be one firm, together with local counsel) (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action, then in any such case, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of the Registrable Securities included in the registration, at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  The indemnification provided for hereunder shall not apply to amounts paid in settlement of any such Claim referred to in this Section 2.06 if such settlement is effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).
(d)            If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Claim referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering effected pursuant to the registration of the Registrable Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in Claims, as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities.  The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) actually received by each party from the sale of Ordinary shares effected pursuant to such registration, as set forth in the table on the cover page of the Prospectus.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty or liable of fraudulent misrepresentation.
(e)            The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Securities by any such party.
(f)            The indemnification and contribution required by this Section 2.06 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
Section 2.07    Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
Section 2.08  Rule 144 Compliance.  With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public pursuant to a registration on Form F-3 or S-3 (or any successor form) or without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 of the Securities Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission, the Company shall:

(i)        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;
(ii)        file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements;
(iii)        take such further action as any holder of Registrable Securities may reasonably request, to the extent required from time to time to enable such holder to sell Registrable Securities without registration as described above in this Section 2.08; and
(iv)        furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.
Section 2.09    Preservation of Rights.  The Company shall not (a) grant any registration rights to Persons other than the Shareholders which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.
Section 2.10     Termination.  This Agreement shall terminate and be of no further force or effect when the outstanding Registrable Securities shall cease to be Registrable Securities; provided, however, that the indemnities provided for under Section 2.06 of this Agreement shall survive termination of this Agreement.
Section 2.11  Ownership Reporting. The Company agrees that it will provide assistance to the Shareholders (or the ultimate beneficial owners of the Ordinary Shares held by such Shareholders) in connection with the filing of beneficial ownership reports on Schedule 13D or Schedule 13G (or any successor form) or, if it shall become applicable, Section 16 or any other provision of the Exchange Act, including the payment of reasonable fees and expenses of counsel incurred in connection therewith, such fees not to exceed $20,000 in respect of each Schedule 13D (or any successor form) or amendment thereto and $10,000 in respect of each Schedule 13G (or any successor form) or amendment thereto.

Section 2.12  Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder of such Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any holder of such Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.
ARTICLE III
 Miscellaneous
Section 3.01  Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith, in each case with a copy to an e-mail address separately provided to each other Party.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:
If to the Company:

Euronav N.V. De Gerlachekaai 20 2000 Antwerpen Belgium Tel: 011 32 3 247 44 11 Fax: 011 32 3 247 44 09 Email: Attention:

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, NY 10004 Facsimile: +1-212-480-8421 E-Mail: wolfe@sewkis.com

If to the Shareholders:

All notices to be sent to the Shareholders pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement.

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP Attention: William P. Rogers, Jr. 825 8th Avenue New York, NY 10019 Tel: 212-474-1270 Fax: 212-474-3700 E-Mail: wrogers@cravath.com

Either Party may from time to time change its address for notices under this Section 3.01 by giving at least ten (10) days' prior written notice of such changed address to the other Party.
Section 3.02  Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument, and all of which together shall constitute one and the same instrument.  All such counterparts may be delivered between the Parties by facsimile or other electronic transmission, which shall not affect the validity thereof.
Section 3.03  Modification or Amendment of Agreement; Waiver; Transferees.
(a)            Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all Parties.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).   The failure of any Party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the Parties from thereafter demanding full and complete compliance nor prevent the Parties from exercising such a right or remedy in the future.

(b)            Each Shareholder shall be entitled to transfer the benefits of this Agreement to any Permitted Transferee of such Shareholder to whom it shall transfer all or any of its Registrable Securities and to any Permitted Transferee of such Shareholder who shall succeed to the ownership of such Registrable Securities by operation of law or by way of inheritance or the laws of descent and distribution, and any such transferee shall similarly be entitled to transfer the benefits of this Agreement to any Permitted Transferee of such transferee; provided that each Shareholder agrees that it shall cause any such transferee to become a party to this Agreement by executing a counterpart of this Agreement and delivering the same to the Company.  The Company shall not be required to effect the registration of any transfer of shares by a Shareholder unless it shall have received such a signed counterpart of this Agreement.  Upon execution and delivery of such counterpart of this Agreement by the transferee, this Agreement shall be effective with respect to any such transferee without the need for any action on the part of the Company or any other Shareholder.
Section 3.04  Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns and transferees.
Section 3.05  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflict of laws principles thereof).
Section 3.06  Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.
(a)            The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof or thereof in the Selected Courts (as defined below), this being in addition to any other remedy to which either Party may be entitled by law or equity.   Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each Party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

(b)            Each Party (i) hereby irrevocably submits to exclusive jurisdiction of the United States District Court for the Southern District of New York or if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County (collectively, the "Selected Courts") for the purposes of any suit, action or proceeding arising out of or relating to this Agreement; and (ii) hereby waives any objection to venue being laid in the Selected Courts, whether based on the grounds of forum non conveniens or otherwise.  Each Party consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 3.06 shall affect or limit any right to serve process in any other manner permitted by law.
(c)            The Parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waive and covenant that they will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any action, proceeding or claim brought by any Party or beneficiary thereof on any matter whatsoever arising out of or in any way connected with this Agreement, whether sounding in contract, tort or otherwise, and agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury. Any action, proceeding or claim brought by any Party or beneficiary thereof on any matter whatsoever arising out of or in any way connected with this Agreement, will instead be tried in a court of competent jurisdiction by a judge sitting without a jury.
Section 3.07  Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, relating to the subject matter hereof.
Section 3.08  Severability.  Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.  Upon such determination that any term or other provision is invalid or illegal, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 3.09  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  All section references are to this Agreement unless otherwise expressly provided.
Section 3.10  Further Assurances.  From and after the date of this Agreement, upon the request of the a Party, each other Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
The Company:

EURONAV N.V.

By:	/s/ Hugo De Stoop
Name:	Hugo De Stoop
Title:	Authorized Representative

The Shareholders:

SAVERCO NV

By:	/s/ Ludovic Saverys	/s/ Marc Saverys
Name:	Ludovic Saverys	Marc Saverys
Title:	Director	Director

Address for Notice:	De Gerlachekaai 20 2000 Antwerpen Belgium

MARC SAVERYS

By:	/s/ Marc Saverys
Name:	Marc Saverys
Title:

Address for Notice:	c/o Saverco NV De Gerlachekaai 20 2000 Antwerpen Belgium

TANKLOG HOLDINGS LIMITED

By:	/s/ Peter Livanos
Name:	Peter Livanos
Title:

Address for Notice:

CERES INVESTMENT PARTNERS

By:	/s/ Athanasios Thanopoulos
Name:	Athanasios Thanopoulos
Title:	Director

Address for Notice:

CHIARA HOLDINGS

By:	/s/ Peter Livanos
Name:	Peter Livanos
Title:

Address for Notice:

PETER G. LIVANOS

By:	/s/ Peter Livanos
Name:	Peter Livanos
Title:

Address for Notice:

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